Registration Statement No. 333-217200
Filed Pursuant to Rule 433
January 22, 2018

$FNGU & $FNGD trading! 3x/-3x ETNs tied to @NYSE FANG+ Index which consists of: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

Trade the tech slice you want!  $FNGU & $FNGD! @NYSE FANG+ Index 3x/-3x ETNs. Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

Do you trade $AAPL? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $FB? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $AMZN? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $NFLX? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $GOOGL? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $BABA? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $BIDU? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $NVDA? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $TSLA? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

Do you trade $TWTR? Do you know about $FNGU or $FNGD?  www.MicroSectors.com

$AAPL on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$FB on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$AMZN on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$NFLX on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$GOOGL on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$BABA on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$BIDU on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$NVDA on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$TSLA on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

$TWTR on the move today!  See how it impacts $FNGU and $FNGD!  www.MicroSectors.com

Bank of Montreal, the issuer of the ETNs, has f iled a regist ration st atement {including a pr icing supplement, prospectus supplement and prospectus) with the SEC about the offer ing to which this free wr iting prospectus relates. Before you invest, you should read those documents and the other documents relating to this offer ing that Bank of Montreal has f iled with the SEC for more complete information about Bank of Montreal and this offer ing. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offer ing will arrange to send you the pr icing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412.